EXHIBIT 32.1

CertificationPursuant To
18 U.S.C. Section 1350
As Added By
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Citizens Financial Services, Inc. (the "Company") on Form 10-Q (the "Report") for the period ending September 30, 2003 as filed with the Securities and Exchange Commission, I, John M. Thomas, M.D., Interim President and Chief Executive Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

    1)    The Report fully complies with the requirements of section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

    2)    To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the

            Company as of the dates and for the periods expressed in the Report.

By:  /s/ John M. Thomas, M.D.
By:  John M. Thomas, M.D.
Interim President
(Interim Chief Executive Officer

Date:  November 4, 2003